UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 19, 2020

Outlook Therapeutics, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-37759	38-3982704
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4260 U.S. Route 1 Monmouth Junction, New Jersey	08852
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (609) 619-3990

                      N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Common Stock	OTLK	The Nasdaq Stock Market LLC
Series A Warrants	OTLKW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

☒

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On June 19, 2020 (“Effective Date”), upon the recommendation of its Nominating and Corporate Governance Committee (the “Nominating Committee”), the Board of Directors (the “Board”) of Outlook Therapeutics, Inc. (the “Company”) increased the size of the Board from seven (7) to eight (8) members, and effective upon the Effective Date, appointed Andong Huang to fill the newly created vacancy, with Mr. Huang to serve on the Board as a Class II director until the Company’s 2021 annual meeting of stockholders, until his successor has been duly elected and qualified, or until his earlier death, resignation or removal. Mr. Huang was designated by Syntone Ventures LLC pursuant to the Stock Purchase Agreement by and between the Company and Syntone Ventures LLC, dated May 22, 2020, the terms of which are described in the Company’s Current Report on Form 8-K filed on May 28, 2020. Mr. Huang is the Vice President, Business Development of Syntone Technologies Co. Ltd., an affiliate of Syntone Ventures LLC.

Mr. Huang will receive compensation as a non-employee director in accordance with the Company’s non-employee director compensation policy that took effect on October 1, 2019, as described in the Company’s definitive proxy statement for the 2020 Annual Meeting of Stockholders, filed with the Securities and Exchange Commission on February 14, 2020. Pursuant to the automatic grant program under such policy, Mr. Huang was granted an option to purchase 25,000 shares of the Company’s common stock under the Company’s 2015 Equity Incentive Plan, which vests annually over three-years, subject to Mr. Huang’s continuous service through the applicable vesting dates, and acceleration in the event of a change of control as defined in the plan. Such option grants have an exercise price of $1.35 per share (the closing sales price of the Company’s common stock on June 19, 2020 as reported on The Nasdaq Capital Market) and a term of 10 years, subject to earlier termination for cessation of continuous service.

In connection with the aforementioned appointments to the Board, the Company entered into its standard indemnification agreement, which form indemnity agreement is filed as Exhibit 10.12 to the Company’s registration statement on Form S-1 (File No. 333-209011) filed with the SEC on January 15, 2016 with Mr. Huang, which requires the Company, under the circumstances and to the extent provided for therein, to indemnify the indemnitee to the fullest extent permitted by applicable law against certain expenses and other amounts incurred by him as a result of either of him being made a party to certain actions, suits, investigations and other proceedings.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Outlook Therapeutics, Inc.

Date: June 23, 2020	By:	/s/ Lawrence A. Kenyon
Lawrence A. Kenyon
Chief Executive Officer and Chief Financial Officer